Exhibit (10)(k)(p)



                        Agreement No. 38130
                        Control   No.   930905-0186


                                                     FSS SERVICE AGREEMENT


                             THIS AGREEMENT, made and entered  into  this  1st
                        day of November, 1993, by and between COLUMBIA GAS TRANSMISSION CORPORATION ("Seller") and SOUTH JERSEY GAS COMPANY ("Buyer").

                             WITNESSETH:     That  in  consideration  of  the
                        mutual    covenants     herein
                        contained, the parties hereto agree as follows:

                             Section 1. Service  to  be  Rendered.  Seller
                        shall perform and Buyer shall receive the service in accordance with the provisions of the effective FSS Rate Schedule and applicable General Terms and Conditions of Seller's FERC Gas Tariff, Second Revised Volume No. 1 (Tariff), on file with the Federal Energy Regulatory Commission (Commission), as the same may be amended or superseded in accordance with the rules and regulations of the Commission. Seller shall store quantities of gas for Buyer up to but not exceeding Buyer's Storage Contract Quantity as specified in Appendix A, as the same may be amended from time to time by agreement between
                        Buyer and Seller, or in accordance  with   the   rules
                        and regulations of the Commission. Service hereunder shall be provided subject to the provisions of Part
                        284.223 of Subpart G of the Commission's regulations. Buyer warrants that service hereunder is being provided on behalf of Buyer

                              Section 2.    Term.    Service  under  this
                        Agreement  shall  commence  as   of November 1, 1993 and
                        shall continue in full force and effect until October 31, 2009 and from year to year thereafter unless terminated by either party upon six months written notice to the other party prior to the end of the initial term granted or any anniversary date thereafter. Pre-granted abandonment shall apply upon termination of this Agreement, subject to any right of first refusal Buyer may have under the Commission's regulations and Seller's Tariff.

                              Section 3. Rates. Buyer shall pay the charges and furnish the Retainage percentage set forth in the above-referenced Rate Schedule and specified in Seller's currently effective Tariff, unless otherwise agreed to by the parties in writing and specified as an amendment to this Service Agreement.

                              Section 4.    Notices.    Notices  to  Seller
                        under this Agreement shall be addressed to it at Post Office Box 1273, Charleston, West Virginia 25325-1273, Attention: Director, Transportation and Exchange, and notices to Buyer shall be addressed to it at One South Jersey Plaza, Route 54, Folsom, New Jersey 08037, Attention: Norman Sumner, until changed by either party by written notice.

                              Section 5. Prior Service Agreements.  This
                        Agreement is being entered into by the parties hereto pursuant to the Commission's Order No. 636 and its orders dated July 14, 1993 and September 29, 1993, with respect to Seller's Order No. 636 compliance filing and relates to the following existing Service
                        Agreements:

                              FSS Service Agreement No. 34635, effective
                              November 1, 1989, as it may have been amended, providing for storage and transportation service under the FSS Rate Schedule.


                        Agreement No. 38130
                        Control No. 930905-0186


                            CDS Service Agreement No. 36086, effective November 1, 1989, as it may have been amended, providing for a bundled sales, transportation and storage service under the CDS Rate Schedule.

                            WS Service Agreement No. 36087, effective November 1, 1989, as it may have been amended, providing for a bundled storage and delivery service under the WS Rate Schedule.

                      The terms of Service Agreement No. 38130 shall become effective as of the effective date hereof, however, the parties agree that neither the execution nor the performance of Service Agreement No. 38130 shall prejudice any recoupment or other rights that Buyer may have under or with respect to the above-referenced Service Agreements.


                      COLUMBIA GAS TRANSMISSION CORPORATION




                      SOUTH JERSEY GAS COMPANY



                      By
                              William C. Bingham, Jr.
                              Sr. Vice President,  Gas Supply


                      Revision No.
                      Control No. 1993-09-05    0186
                      Appendix A to Service Agreement No.  38130

                      Under Rate Schedule FSS

                      Between (Seller) COLUMBIA GAS TRANSMISSION CORPORATION
                          and (Buyer) SOUTH JERSEY GAS CO




                      Storage Contract Quantity 1,160,333 Dth

                      Maximum Daily Storage Quantity
                      20,500  Dth per day








                         CANCELLATION OF PREVIOUS APPENDIX A


                         Service changes pursuant to this Appendix A shall become off ective as of NOVEMBER 0 1 , 1993 . This Appendix A shall cancel and supersede the previous
                         Appendix A effective as of   N/A           , to the
                         Service Agreement referenced above. With the exception of this Appendix k all other terms and conditions of said Service Agreement shall remain in full force and eff ect.


                              SOUTH JERSEY GAS CO

                         By
                              William   C. Bingham,  Jr.,

                         Title  Sr. Vice President,    Gas Supply

                         Date     12 November 1993



                               COLUMBIA   GAS  TRANSMISSION    CORPORATION

                         By

                         Title


                         Date       11/30/93